EIGHTH
                                   RESTATED
                             DECLARATION OF TRUST
                                      OF
                      OPPENHEIMER VARIABLE ACCOUNT FUNDS


      EIGHTH RESTATED DECLARATION OF TRUST, made as of May 1, 1998 by and among the individuals executing this Eighth Restated Declaration of Trust as the initial Trustees.

      WHEREAS, (i) by Declaration of Trust dated August 28, 1984, the Trustees establish a Trust initially named Oppenheimer Variable Life Funds, a trust fund under the laws of the Commonwealth of Massachusetts, for the investment and reinvestment of funds contributed thereto, (ii) by the First Restated
Declaration of Trust dated March 11, 1986, the Trustees amended and restated said Declaration of Trust to create two new Series of Shares, (iii) by the Second Restated Declaration of Trust dated August 15, 1986, the Trustees further amended and restated said Declaration of Trust to change the Trust's name to Oppenheimer Variable Account Funds and to make certain other changes, (iv) by the Third Restated Declaration of Trust dated October 21, 1986, the Trustees amended and restated said Declaration of Trust to create a new Series of Shares,
(v) by the Fourth Restated Declaration of Trust dated June 4, 1990, the Trustees amended and restated said Declaration of Trust to create a new Series of Shares,
(vi) by the Fifth Restated Declaration of Trust dated February 25, 1993, the Trustees amended and restated said Declaration of Trust to create a new Series of Shares, (vii) by the Sixth Restated Declaration of Trust dated February 28, 1995, the Trustees amended and restated said Declaration of Trust to create a new Series of Shares, and (viii) by the Seventh Restated Declaration of Trust dated December 16, 1997, the Trustees amended and restated said Declaration of Trust to create two new Series of Shares;

      WHEREAS, at a meeting of Shareholders of the Trust, an amendment to this Declaration of Trust was approved, authorizing the Trustees to create additional classes of shares;

      WHEREAS, pursuant to Section (B) of Article FOURTH, the Trustees of the Trust have authorized the issuance of an additional class of Shares of each of the Series of the Trust previously established and designated which shall be designated Class 2; and

     WHEREAS,  the  Trustees  desire to amend  such  Declaration  of  Trust,  as amended, without Shareholder approval, to change the name of the Series previously designated as Oppenheimer Capital Appreciation Fund and Oppenheimer Discovery Fund to "Oppenheimer Aggressive Growth Fund" and "Oppenheimer Small Cap Growth Fund," respectively, and to terminate the Series previously designated as Oppenheimer Real Asset Fund. NOW, THEREFORE, the Trustees declare that all money and property held or delivered to the Trust Fund hereunder shall be held and managed under this Eighth Restated Declaration of Trust IN TRUST as herein set forth below.

FIRST: This Trust shall be known as OPPENHEIMER VARIABLE ACCOUNT FUNDS. The address of Oppenheimer Variable Account Funds is 6803 South Tucson Way, Englewood, Colorado 80112. The Registered Agent for service is Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, Attention: Legal Department. SECOND: Whenever used herein, unless otherwise required by the context or specifically provided:

1. All terms used in this Declaration of Trust which are defined in the 1940 Act (defined below) shall have the meanings given to them in the 1940 Act.

2. "Board" or "Board of Trustees" or the "Trustees" means the Board of Trustees of the Trust.

3. "By-Laws" means the By-Laws of the Trust as amended from time to time.

4. "Class" means a class of Shares of a Series the Trust established and designated under or in accordance with the provisions of ARTICLE FOURTH.

5. "Commission" means the Securities and Exchange Commission.

6. "Declaration of Trust" shall mean this Declaration of Trust as amended or restated from time to time.

7. The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations of the Commission thereunder, all as amended from time to time.

8. "Series" refers to Series of Shares established and designated under or in accordance with the provisions of Article FOURTH.

       9."Shareholder" means a record owner of Shares of the Trust.

10."Shares" refers to the transferable units of interest into which the beneficial interest in the Trust or any Series or Class of the Trust (as the context may require) shall be divided from time to time and includes fractions of Shares as well as whole Shares.

11.The "Trust" refers to the Massachusetts business trust created by this Declaration of Trust, as amended or restated from time to time.

12."Trustees" refers to the individual trustees in their capacity as trustees hereunder of the Trust and their successor or successors in office as such trustees.

     THIRD: The purpose or purposes for which the Trust is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

      1. To hold, invest or reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, sell short, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, financial futures contracts, indexes, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by any issuer (which term "issuer" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof be deemed to include any persons, firms, associations, corporations, syndicates, combinations, organizations, governments, or subdivisions thereof) and financial instruments (whether they are considered as securities or commodities); and to exercise, as owner or holder of any securities or financial instruments, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities or financial instruments.

      2. To borrow money and pledge assets in connection with any of the objects or purposes of the Trust, and to issue notes or other obligations evidencing such borrowings, to the extent permitted by the 1940 Act and by the Trust's fundamental investment policies under the 1940 Act.

      3. To issue and sell its Shares in such Series and Classes and in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of the Commonwealth of Massachusetts and by this Declaration of Trust, as the Trustees may determine.

      4. To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel its Shares, or to classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Classes that may have been established and designated from time to time, all without the vote or consent of the Shareholders of the Trust, in any manner and to the extent now or hereafter permitted by this Declaration of Trust.

      5. To conduct its business in all its branches at one or more offices in Colorado and elsewhere in any part of the world, without restriction or limit as to extent.

      6. To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or to the extent now or hereafter permitted by the laws of Massachusetts, as a member of, or as the owner or holder of any stock of, or share of interest in, any issuer, and in connection therewith or make or enter into such deeds or contracts with any issuers and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

      7. To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

         The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of this Declaration of Trust, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Trust now or hereafter conferred by the laws of the Commonwealth of Massachusetts nor shall the expression of one thing be deemed to exclude another, though it be of a similar or dissimilar nature, not expressed; provided, however, that the Trust shall not carry on any business, or exercise any powers, in any state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

      FOURTH: (A) The beneficial interest in the Trust shall be divided into Shares, all without par value, but the Trustees shall have the authority from time to time, without obtaining Shareholder approval, to create one or more Series of Shares in addition to the Series specifically established and designated in part (B) of this Article FOURTH, and to divide the Shares of any Series into two or more Classes pursuant to part (B) of this Article FOURTH, all as they deem necessary or desirable, to establish and designate such Series and Classes, and to fix and determine the relative rights and preferences as between the shares of the different Series or Classes as to right of redemption and the price, terms and manner of redemption, liabilities and expenses to be borne by any Series or Class, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion on liquidation, conversion rights, and conditions under which the several Series and Classes shall have individual voting rights or no voting rights. Except as aforesaid, all Shares of the different Series and Classes shall be identical.

         The number of authorized Shares and the number of Shares of each Series and each Class that may be issued is unlimited, and the Trustees may issue Shares of any Series or Class for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Class that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series or Class), reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series or Class reacquired by the Trust.

      The establishment and designation of any Series or any Class of Shares in addition to that established and designated in part (B) of this Article FOURTH shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series or such Class of such Series, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Series or Class and the establishment and designation thereof.

Each instrument referred to in this paragraph shall be an amendment to this Declaration of Trust, and may be made by the Trustees without Shareholder approval.

         Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Series or Class of any Series of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series or Class of any Series from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series or Class generally.

      Expenses related directly or indirectly to the Shares of a Class of a Series may be borne solely by such Class (as shall be determined by the Trustees) and, as provided in Article FIFTH, a Class of a Series may have exclusive voting rights with respect to matters relating solely to such Class. The bearing of expenses solely by a Class of Shares of a Series shall be appropriately reflected (in the manner determined by the Trustees) in the net asset value, dividend and liquidation rights of the Shares of such Class of a Series. The division of the Shares of a Series into Classes and the terms and conditions pursuant to which such Shares will be issued must be made in compliance with the 1940 Act. No division of Shares of a Series into Classes shall result in the creation of a Class of Shares having a preference as to dividends or distributions or a preference in the event of any liquidation, termination or winding up of the Trust, to the extent such a preference is prohibited by Section 18 of the 1940 Act as to the Trust.

      The relative rights and preferences of Shares of different Classes of Shares of the same Series shall be the same in all respects except that, and unless and until the Board of Trustees shall determine otherwise: (i) when a vote of Shareholders is required under this Declaration of Trust or when a meeting of Shareholders is called by the Board of Trustees, the Shares of a Class shall vote exclusively on matters that affect that Class only; (ii) the liability and expenses related to a Class shall be borne solely by such Class (as determined and allocated to such Class by the Trustees from time to time in a manner consistent with parts (A) and (B) of Article FOURTH); and (iii) pursuant to paragraph 10 of Article NINTH, the Shares of each Class shall have such other rights and preferences as are set forth from time to time in the then effective prospectus and/or statement of additional information relating to such Shares. Dividends and distributions on Shares of different Classes of the same Series may differ and the net asset values of Shares of different Classes of the same Series may differ.

      The Trustees shall have the authority from time to time, without obtaining Shareholder approval, to divide the unissued Shares of any Series into two or more Classes as they deem necessary or desirable, and to establish and designate such classes. In such event, each Class of a Series shall represent interests in the designated Series of the Trust and have such voting, dividend, liquidation and other rights as may be established and designated by the Trustees.

      (B)Without limiting the authority of the Trustees set forth in part (A) of this Article FOURTH to establish and designate any further such Classes or Series, the Trustees hereby establish and designate ten Series of Shares:
"Oppenheimer Money Fund," "Oppenheimer Bond Fund" and "Oppenheimer Growth Fund," established by the Declaration of Trust dated August 28, 1984; "Oppenheimer High Income Fund" and "Oppenheimer Aggressive Growth Fund" (formerly "Oppenheimer Capital Appreciation Fund") established by the First Restated Declaration of Trust dated March 11, 1986 and renamed by this Eighth Restated Declaration of Trust dated May 1, 1998; "Oppenheimer Multiple Strategies Fund," established by the Third Restated Declaration of Trust dated October 21, 1986; "Oppenheimer Global Securities Fund" established by the Fourth Restated Declaration of Trust dated June 4, 1990; "Oppenheimer Strategic Bond Fund" established by the Fifth Restated Declaration of Trust dated February 25, 1993; "Oppenheimer Growth & Income Fund" established by the Sixth Restated Declaration of Trust dated
February 28, 1995; and "Oppenheimer Small Cap Growth Fund" (formerly "Oppenheimer Discovery Fund") established by the Seventh Restated Declaration of Trust dated December 16, 1997 and renamed by this Eighth Restated Declaration of Trust dated May 1, 1998. The Shares of Oppenheimer Money Fund, Oppenheimer High Income Fund, Oppenheimer Bond Fund, Oppenheimer Global Securities Fund, Oppenheimer Aggressive Growth Fund, Oppenheimer Growth Fund, Oppenheimer Multiple Strategies Fund, Oppenheimer Strategic Bond Fund, Oppenheimer Growth & Income Fund and Oppenheimer Small Cap Growth are hereby divided into two Classes, as follows: (i) the Shares of the Class of each Series outstanding since the inception of that Series have no numerical class designation; and (ii) the Shares of the Class initially issued upon the division of the Shares of each Series into two Classes pursuant to this Eighth Restated Declaration of Trust are hereby numerically designated Class 2 Shares. The Shares of these Series and any Shares of any further Series or Classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Classes at the time of establishing and designating the same) have the following relative rights and preferences:

         (i) Assets Belonging to Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that Series as provided in the following sentence, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the shareholders of all Series for all purposes.

         (ii) Liabilities Belonging to Series. The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a

Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes.

         (iii)Liabilities Belonging to a Class. If a Series is divided into more than one Class, the liabilities, expenses, costs, charges and reserves attributable to a Class shall be charged and allocated to the Class to which such liabilities, expenses, costs, charges or reserves are attributable. Any general liabilities, expenses, costs, charges or reserves belonging to the Series which are not identifiable as belonging to any particular Class shall be allocated and charged by the Trustees to and among any one or more of the Classes established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The allocations in the two preceding sentences shall be subject to the 1940 Act or any release, rule, regulation, interpretation or order thereunder, relating to such allocations. The liabilities, expenses, costs, charges and reserves allocated and so charged to each Class are herein referred to as "liabilities belonging to" that Class. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Classes for all purposes.

         (iv) Dividends. Dividends and distributions on Shares of a particular Series or Class may be paid to the holders of Shares of that Series or Class, with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, from such of the income, and capital gains accrued or realized, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series or Class. All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the holders of that Series or Class in proportion to the number of Shares of that Series or Class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with paragraph 13 of Article SEVENTH.

         (v) Liquidation. In the event of the liquidation or dissolution of the Trust, the Shareholders of each Series and Classes that have been established and designated shall be entitled to receive, as a Series or Class, when and as declared by the Trustees, the excess of the assets belonging to that Series over the liabilities belonging to that Series. The assets so distributable to the Shareholders of any particular Class and Series shall be distributed among such Shareholders in proportion to the number of Shares of such Class of that Series held by them and recorded on the books of the Trust.

         (vi) Transfer. All Shares of each particular Series or Class shall be transferable, but transfers of Shares of a particular Class and Series will be recorded on the Share transfer records of the Trust applicable to that Series or Class only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Series or Class and at such other times as may be permitted by the Trustees.

         (vii)Equality. All Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series or any Class of that Series), and each Share of any particular Series shall be equal to each other Share of that Series (Shares of each Class of a Series shall be equal to each other Share of such Class); but the provisions of this sentence shall not restrict any distinctions permissible under this Article FOURTH that may exist with respect to Shares of a Series or the different Classes of a Series. The Trustees may from time to time divide or combine the Shares of any particular Series or Class of a Series into a greater or lesser number of Shares of that Series or Class of a Series without thereby changing the proportionate beneficial interest in the assets belonging to that Class or Series or in any way affecting the rights of Shares of any other Class or Series.

     (viii) Fractions. Any fractional Share of any Series or Class, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including those rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

     (ix) Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide (i) whether holders of Shares of any Series shall have the right to exchange said Shares into Shares of one or more other Series of Shares (ii) whether holders of Shares of any Class of a Series shall have the right to exchange said Shares into Shares of one or more other Classes of the same or a different Series, and/or (iii) that the Trust shall have the right to carry out the aforesaid exchanges, in each case in accordance with such requirements and procedures as may be established by the Trustees.

         (x) Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Class and Series that has been established and designated. No certification certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Class and Series held from time to time by each such Shareholder.

         (xi) Investments in the Trust. The Trustees may accept investments in the Trust from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase or sale of Shares that conform to such authorized terms and to reject any purchase or sale orders for Shares whether or not conforming to such authorized terms.

      (C)The Trustees hereby terminate the Series of Shares, "Oppenheimer Real Asset Fund," that was established by the Seventh Restated Declaration of Trust dated December 16, 1997, for which no shares were ever issued.

     FIFTH: The following provisions are hereby adopted with respect to voting Shares of the Trust and certain other rights:

      1. The Shareholders shall have the power to vote (i) for the election of Trustees, when that issue is submitted to them, (ii) with respect to the amendment of this Declaration of Trust, except when the Trustees are granted authority to amend the Declaration of Trust without Shareholder approval, (iii) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (iv) with respect to such additional matters relating to the Trust as may be required by the 1940 Act or required by law, by this Declaration of Trust, or the By-Laws of the Trust or any registration statement of the Trust with the Commission or any State, or as the Trustees may consider desirable.

      2. The Trust will not hold Shareholder meetings of Shareholders unless required to do so by the 1940 Act, the provisions of this Declaration of Trust or other applicable law, or unless such meeting is expressly authorized by the Trustees.

      3. At all meetings of Shareholders, each Shareholder shall be entitled to one vote on each matter submitted to a vote of the Shareholders of the affected Series (as defined in Rule 18f-2 or its successor under the 1940 Act) for each Share standing in his name on the books of the Trust on the date, fixed in accordance with the By-Laws, for determination of Shareholders of the affected Series entitled to vote at such meeting (except, if the Board so determines, for Shares redeemed prior to the meeting), and each such Series shall vote as an individual class ("Individual Class Voting"); provided, however, that as to any matter with respect to which a vote of all Shareholders is required by the 1940 Act or other applicable law, such requirements as to a vote by all Shareholders shall apply in lieu of Individual Class Voting as described above. If the Shares of a Series are divided into Classes as provided in Article Fourth, the Shares of each Class shall have identical voting rights except that the Trustees, in their discretion, may provide a Class of a Series with exclusive voting rights with respect to matters which relate solely to such Classes. If the Shares of any Series shall be divided into Classes with a Class having exclusive voting rights with respect to certain matters, the quorum and voting requirements described below with respect to action to be taken by the Shareholders of the Class of such Series on such matters shall be applicable only to the Shares of such Class. Any fractional Share shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends. The presence of a quorum at any meeting of the Shareholders shall be determined in the manner provided for in the By-Laws. If at any meeting of the Shareholders there shall be less than a quorum present, the Shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

      4. Each Shareholder, upon request to the Trust in proper form determined by the Trust, shall be entitled to require the Trust to redeem from the net assets of that Series all or part of the Shares of such Series or Class standing in the name of such Shareholder. The method of computing such net asset value, the time at which such net asset value shall be computed and the time within which the Trust shall make payment therefor, shall be determined as hereinafter provided in Article SEVENTH of this Declaration of Trust. Notwithstanding the foregoing, the Trustees, when permitted or required to do so by the 1940 Act, may suspend the right of the Shareholders to require the Trust to redeem Shares.

      5. No Shareholder shall, as such holder, have any right to purchase or subscribe for any security of the Trust which it may issue or sell, other than such right, if any, as the Trustees, in their discretion, may determine.

      6. All persons who shall acquire Shares shall acquire the same subject to the provisions of the Declaration of Trust.

      7.  Cumulative  voting for the election of Trustees  shall not be allowed.

     SIXTH: (A) The persons who shall act as initial Trustees until the first meeting or until their successors are duly chosen and qualify are the initial trustees who executed the Declaration of Trust as of August 28, 1984. However, the By-Laws of the Trust may fix the number of Trustees at a number greater than that of the number of initial Trustees and may authorize the Trustees to increase or decrease the number of Trustees, to fill the vacancies on the Board which may occur for any reason, including any vacancies created by any such increase in the number of Trustees, to set and alter the terms of office of the Trustees and to lengthen or lessen their own terms of office or make their terms of office of indefinite duration, all subject to the 1940 Act. Unless otherwise provided by the By-Laws of the Trust, the Trustees need not be Shareholders.

      (B) A Trustee at any time may be removed either with or without cause by resolution duly adopted by the affirmative vote of the holders of two-thirds of the outstanding Shares, present in person or by proxy at any meeting of Shareholders called for such purpose; such a meeting shall be called by the Trustees when requested in writing to do so by the record holders of not less than ten per cent of the outstanding Shares. A Trustee may also be removed by the Board of Trustees as provided in the By-Laws of the Trust.

      (C) The Trustees shall make available a list of names and addresses of all Shareholders as recorded on the books of the Trust, upon receipt of the request, in writing signed by not less than ten Shareholders who have been such for at least six months holding in the aggregate shares of the Trust valued at not less than $25,000 at current offering price (as defined in the Trust's Prospectus and/or Statement of Additional Information) or holding not less than 1% in amount of the entire amount of Shares issued and outstanding; such request must state that such Shareholders wish to communicate with other shareholders with a view to obtaining signatures to a request for a meeting to take action pursuant to part (B) of this Article SIXTH and be accompanied by a form of communication to the Shareholders. The Trustees may, in their discretion, satisfy their obligation under this part (C) by either making available the Shareholder list to such Shareholders at the principal offices of the Trust, or at the offices of the Trust's transfer agent, during regular business hours, or by mailing a copy of such communication and form of request, at the expense of such requesting Shareholders, to all other Shareholders and the Trustees may also take such action as may be permitted under Section 16(c) of the 1940 Act.

      (D) The Trust may at any time or from time to time apply to the Commission for one or more exemptions from all or part of said Section 16(c) and, if an exemptive order or orders are issued by the Commission, such order or orders shall be deemed part of Section 16(c) for the purposes of parts (B) and (C) of this Article SIXTH.

     SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Trust, the Trustees and the Shareholders.

      1. As soon as any Trustee is duly elected by the Shareholders or the Trustees and shall have accepted this Trust, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

      2. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them shall not operate to annul or terminate the Trust; in such event the Trust shall continue in full force and effect pursuant to the terms of this Declaration of Trust.

      3. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall have, as such holder of beneficial interest in the Trust, any authority, power or right whatsoever to transact business for or on behalf of the Trust, or on behalf of the Trustees, in connection with the property or assets of the Trust, or in any part thereof, except the rights to receive the income and distributable amounts arising therefrom and of a particular Series or Class as set forth herein.

      4. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute, and to authorize the officers of the Trust to make and execute, any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in this Declaration of Trust or by the ByLaws of the Trust, the Trustees shall have power and authority:

          (a)to adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

          (b)to elect and remove such officers and appoint and terminate such officers as they consider appropriate with or without cause, and

          (c)to employ a bank or trust company as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

          (d)to retain a transfer agent and shareholder servicing agent, or both;

          (e)to provide for the distribution of Shares either through a principal underwriter or the Trust itself or both;

          (f)to set record dates in the manner provided for in the By-Laws;

          (g) to delegate such authority as they consider desirable to any officers of the Trust and to any agent, custodian or underwriter;

          (h)to vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property held in Trust hereunder; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (i)to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities held in trust hereunder;

          (j)to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Massachusetts business trusts or investment companies;

          (k)to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

          (l)to compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

          (m) to make, in the manner provided in the By-Laws, distributions of income and of capital gains to Shareholders;

          (n)to borrow money to the extent and in the manner permitted by the 1940 Act and the Trust's fundamental policy thereunder as to borrowing;

          (o)to enter into investment advisory or management contracts, subject to the 1940 Act, with any one or more corporations, partnerships, trusts, associations or other persons; if the other party or parties to any such contract are authorized to enter into securities transactions on behalf of the Trust, such transactions shall be deemed to have been authorized by all of the Trustees;

          (p)to change the name of the Trust or any Class or Series, without Shareholder approval, as they consider appropriate; and

          (q)to establish fees and/or compensation, for the Trustees and for committees of the

Board of Trustees, to be paid by the Trust or any Series thereof in such manner and amount as the Trustees may determine.

      5. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

      6. (a)The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever, and the liability of a Shareholder for the acts, omissions to act or obligations of the Trust is hereby expressly disclaimed, other than such as the Shareholder may at any time personally agree to pay by way of subscription to any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a notice and provision limiting the obligation represented thereby to the Trust and its assets (but the omission of such notice and provision shall not operate to impose any liability or obligation on any Shareholder).

          (b)Whenever this Declaration of Trust calls for or permits any action to be taken by the Trustees hereunder, such action shall mean that taken by the Board of Trustees by vote of the majority of a quorum of Trustees as set forth from time to time in the By-Laws of the Trust or as required by the 1940 Act.

          (c)The Trustees shall possess and exercise any and all such additional powers as are reasonably implied from the powers herein contained such as may be necessary or convenient in the conduct of any business or enterprise of the Trust, to do and perform anything necessary, suitable, or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects, herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Trust, and to do and perform all other acts and things necessary or incidental to the purposes herein before set forth, or that may be deemed necessary by the Trustees.

          (d)The Trustees shall have the power, to the extent not inconsistent with the 1940 Act, to determine conclusively whether any moneys, securities, or other properties of the Trust are, for the purposes of this Trust, to be considered as capital or income and in what manner any expenses or disbursements are to be borne as between capital and income whether or not in the absence of this provision such moneys, securities, or other properties would be regarded as capital or income and whether or not in the absence of this provision such expenses or disbursements would ordinarily be charged to capital or to income.

      7. The By-Laws of the Trust may divide the Trustees into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next meeting at which Trustees are elected and thereafter for a period shorter than the interval between meetings or for a period longer than five years, and the term of office of at least one class shall expire each year.

      8. The Shareholders shall have the right to inspect the records, documents, accounts and books of the Trust, subject to reasonable regulations of the Trustees, not contrary to Massachusetts law, as to whether and to what extent, and at what times and places, and under what conditions and regulations, such right shall be exercised.

      9. Any officer elected or appointed by the Shareholders may be removed at any time, with or without cause, in such lawful manner as may be provided in the By-Laws of the Trust.

      10. If the By-Laws so provide, the Trustees, and any committee thereof shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Massachusetts, to keep the books of the Trust outside of said Commonwealth at such places as may from time to time be designated by them, and to take action without a meeting by unanimous written consent or by telephone or similar method of communication.

      11. Securities held by the Trust shall be voted in person or by proxy by the President or a Vice President, or such officer or officers of the Trust as the Trustees shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Trustees, except as otherwise ordered by vote of the holders of a majority of the Shares outstanding and entitled to vote in respect thereto.

      12. (a)Subject to the provisions of the 1940 Act, any Trustee, officer or employee, individually, or any partnership of which any Trustee, officer or employee may be a member, or any corporation or association of which any Trustee, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Trust, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that when a Trustee, or a partnership, corporation or association of which a Trustee is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Trustees, including those Trustees who are neither "interested" nor "affiliated" persons as those terms are defined in the 1940 Act, or a majority thereof; and any Trustee who is so interested, or who is also a director, officer, trustee, employee or stockholder of such other corporation or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Trustees which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other trust or corporation or association or a member of a partnership so interested.

          (b)Specifically, but without limitation of the foregoing, the Trust may enter into a management or investment advisory contract or underwriting contract and other contracts with, and may otherwise do business with any manager or investment adviser for the Trust and/or principal underwriter of the Shares of the Trust or any subsidiary or affiliate of any such manager or investment adviser and/or principal underwriter and may permit any such firm or corporation to enter into any contracts or other arrangements with any other firm or corporation relating to the Trust notwithstanding that the Trustee of the Trust may be composed in part of partners, directors, officers or employees of any such firm or corporation, and officers of the Trust may have been or may be or become partners, directors, officers or employees of any such firm or corporation, and in the absence of fraud the Trust and any such firm or corporation may deal freely with each other, and no such contract or transaction between the Trust and any such firm or corporation shall be invalidated or in any way affected thereby, nor shall any Trustee or officer of the Trust be liable to the Trust or to any Shareholder or creditor thereof or to any other person for any loss incurred by it or him solely because of the existence of any such contract or transaction; provided that nothing herein shall protect any director or officer of the Trust against any liability to the trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          (c)(1)As used in this paragraph the following terms shall have the meanings set forth below:

                (i) the term "indemnitee" shall mean any present or former Trustee, officer or employee of the Trust, any present or former Trustee, or officer of another trust or corporation whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such capacity at the request of the Trust, any present or former investment adviser or principal underwriter of the Trust and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator, successor or assignee;

                (ii)the term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above;

                (iiithe term "disabling conduct" shall mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

                (iv)the term "covered expenses" shall mean expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

                (v) the term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

          (d)The Trust shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct.

          (e)Except as set forth in paragraph (d) above, the Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by (i) a final decision on the merits of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither "interested persons," as defined in the 1940 Act nor parties to the covered proceedings, or

(b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may but need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

          (f)Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or
(iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a full trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification, by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustees who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding.

          (g)Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

     13. For purposes of the computation of net asset value, as in this Declaration of Trust referred to, the following rules shall apply:

          (a)The net asset value per Share of any Series or Class, as of the time of valuation on any day, shall be the quotient obtained by dividing the value, as at such time, of the net assets belonging to that Series or with respect to a Class (i.e., the value of the assets of that Series or Class less its liabilities exclusive of its surplus) by the total number of Shares of that Series or Class outstanding at such time. The assets and liabilities of any Series shall be determined in accordance with generally accepted accounting principles; provided, however, that in determining the liabilities belonging to any Series or Class there shall be included such reserves as may be authorized or approved by the Trustees, and provided further that in connection with the accrual of any fee or refund payable to or by an investment adviser of the Trust for such Series, the amount of which accrual is not definitely determinable as of any time at which the net asset value of each Share of that Series is being determined due to the contingent nature of such fee or refund, the Trustees are authorized to establish from time to time formulae for such accrual, on the basis of the contingencies in question to the date of such determination, or on such other basis as the Trustees may establish.

             (1)Shares of a Series to be issued shall be deemed to be outstanding as of the time of the determination of the net asset value per Share applicable to such issuance and the net price thereof shall be deemed to be an asset of that Series;

             (2)Shares of a Series to be redeemed by the Trust shall be deemed to be outstanding until the time of the determination of the net asset value applicable to such redemption and thereupon and until paid the redemption price thereof shall be deemed to be a liability of that Series; and

             (3)Shares of a Series voluntarily purchased or contracted to be purchased by the Trust pursuant to the provisions of paragraph 4 of Article FIFTH shall be deemed to be outstanding until whichever is the later of (i) the time of the making of such purchase or contract of purchase, and (ii) the time of which the purchase price is determined, and thereupon and until paid, the purchase price thereof shall be deemed to be a liability of that Series.

          (b)The Trustees are empowered, in their absolute discretion, to establish bases or times, or both, for determining the net asset value per Share of any Class and Series in accordance with the 1940 Act and to authorize the voluntary purchase by any Class and Series, either directly or through an agent, of Shares of any Class and Series upon such terms and conditions and for such consideration as the Trustees shall deem advisable in accordance with the 1940 Act.

      14. Payment of the net asset value per Share of any Class and Series properly surrendered to it for redemption shall be made by the Trust within seven days after tender of such Shares to the Trust for such purpose plus any period of time during which the right of the holders of the Shares of such Class of that Series to require the Trust to redeem such Shares has been suspended, or as specified in any applicable law or regulation. Any such payment may be made in portfolio securities of that Series and/or in cash, as the Trustees shall deem advisable, and no Shareholder shall have a right, other than as determined by the Trustees, to have his Shares redeemed in kind.

      15. The Trust shall have the right, at any time and without prior notice to the Shareholder, to redeem Shares of the Class and Series held by such Shareholder held in any account registered in the name of such Shareholder for its current net asset value, if and to the extent that such redemption is necessary to reimburse either that Series or Class of the Trust or the distributor of the Shares for any loss either has sustained by reason of the failure of such Shareholder to make timely and good payment for Shares purchased or subscribed for by such Shareholder, regardless of whether such Shareholder was a Shareholder at the time of such purchase or subscription; subject to and upon such terms and conditions as the Trustees may from time to time prescribe.

      EIGHTH: The name "Oppenheimer" included in the name of the Trust and of any Series shall be used pursuant to a royalty-free, non-exclusive license from OppenheimerFunds, Inc. ("OFI"), incidental to and as part of an advisory, management or supervisory contract which may be entered into by the Trust with OFI. The license may be terminated by OFI upon termination of such advisory, management or supervisory contract or without cause upon 60 days' notice, in which case neither the Trust nor any Series (or Class) shall have any further right to use the name "Oppenheimer" in its name or otherwise and the Trust, the Shareholders and its officers and Trustees shall promptly take whatever action may be necessary to change its name and the names of any Series (or Classes) accordingly.

NINTH:
      1. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the Shareholder, assume the defense of any such claim made against any Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

      2. It is hereby expressly declared that a trust and not a partnership is created hereby. No individual Trustee hereunder shall have any power to bind the Trust, the Trust's officers or any Shareholder. All persons extending credit to, doing business with, contracting with or having or asserting any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, transaction, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor; notice of such disclaimer shall be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

      3. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of paragraph 2 of this Article NINTH, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operations of this Declaration of Trust, applicable laws, contracts, obligations, transactions, or any business or dealings the Trust may enter into, and subject to the provisions of paragraph 2 of this Article NINTH, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice.
The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     4. This Trust shall continue without limitation of time but subject to the provisions of sub- sections (a), (b), (c) and (d) of this paragraph 4.

          (a)The Trustees, with the favorable vote of the holders of a majority of the outstanding voting securities, as defined in the 1940 Act, of any one or more Series entitled to vote, may sell and convey the assets of that Series (which sale may be subject to the retention of assets for the payment of liabilities and expenses) to another issuer for a consideration which may be or include securities of such issuer. Upon making provision for the payment of liabilities, by assumption by such issuer or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of the outstanding Shares of the Series the assets of which have been so transferred.

          (b)The Trustees, with the favorable vote of the holders of a majority of the outstanding voting securities, as defined in the 1940 Act, of any one or more Series entitled to vote, may at any time sell and convert into money all the assets of that Series. Upon making provisions for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of that

Series, the Trustees shall distribute the remaining assets of that Series ratably among the holders of the outstanding Shares of that Series.

          (c)The Trustees, with the favorable vote of the holders of a majority of the outstanding voting securities, as defined in the 1940 Act, of any one or more Series entitled to vote, may at any time otherwise alter, transfer or convert the assets of such Series.

          (d)Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-sections (a), (b), and (c), whenever applicable, the Series the assets of which have been so transferred shall terminate, and if all the assets of the Trust have been so transferred, the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged.

      5. The original or a copy of this instrument and of each declaration of trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each supplemental or restated declaration of trust shall be filed with the Massachusetts Secretary of State, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such supplemental or restated declarations of trust have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restated or supplemental declaration of trust. In this instrument or in any such supplemental or restated declaration of trust, references to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such restated or supplemental declaration of trust. This instrument may be executed in any number of counterparts, each of which shall be deemed as original.

      6. The Trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

      7. The Board of Trustees is empowered to cause the redemption of the Shares held in any account if the aggregate net asset value of such Shares (taken at cost or value, as determined by the

Board) has been reduced to $200 or less upon such notice to the shareholder in question, with such permission to increase the investment in question and upon such other terms and conditions as may be fixed by the Board of Trustees in accordance with the 1940 Act.

      8. In the event that any person advances the organizational expenses of the Trust, such advances shall become an obligation of the Trust subject to such terms and conditions as may be fixed by, and on a date fixed by, or determined with criteria fixed by the Board of Trustees, to be amortized over a period or periods to be fixed by the Board.

      9. Whenever any action is taken under this Declaration of Trust under any authorization to take action which is permitted by the 1940 Act or other applicable law, such action shall be deemed to have been properly taken if such action is in accordance with the construction of the 1940 Act then in effect as expressed in "no action" letters of the staff of the Commission or any release, rule, regulation or order under the 1940 Act or any decision of a court of competent jurisdiction, notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.

      10. Any action which may be taken by the Board of Trustees under this Declaration of Trust or its By-Laws may be taken by the description thereof in the then effective prospectus or statement of additional information relating to the Shares under the Securities Act of 1933 or in any proxy statement of the Trust rather than by formal resolution of the Board.

      11. Whenever under this Declaration of Trust, the Board of Trustees is permitted or required to place a value on assets of the Trust, such action may be delegated by the Board, and/or determined in accordance with a formula determined by the Board, to the extent permitted by the 1940 Act.

      12. If authorized by vote of the Trustees and the favorable vote of the holders of a majority of the outstanding voting securities, as defined in the 1940 Act, entitled to vote, or by any larger vote which may be required by applicable law in any particular case, the Trustees shall amend or otherwise supplement this instrument, by making a Restated Declaration of Trust or a Declaration of Trust supplemental hereto, which thereafter shall form a part hereof; any such Supplemental or Restated Declaration of Trust may be executed by and on behalf of the Trust and the Trustees by an officer or officers of the Trust.

      IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 1st day of May, 1998.



/s/ William A. Baker                           /s/ Charles Conrad, Jr.
William A. Baker                               Charles Conrad, Jr.
197 Desert Lakes Drive                         6301 Princeville Circle
Palm Springs, CA 92264                         Huntington Beach, CA 92648

/s/ Ned M. Steel                               /s/ Robert M. Kirchner
Ned M. Steel                                   Robert M. Kirchner
3416 S. Race Street                            2800 S. University Blvd. #131
Englewood, CO  80110                           Denver, Colorado 80210

/s/ Raymond J. Kalinowski                      /s/ C. Howard Kast
Raymond J. Kalinowski                          C. Howard Kast
44 Portland Drive                              2252 East Alameda, #30
St. Louis, Missouri 63131                      Denver, CO 80209

/s/ James C. Swain                             /s/ Jon S. Fossel
James C. Swain                                 Jon S. Fossel
355 Adams Street                               Box 44-Mead Street
Denver, CO  80206                              Waccabuc, NY 10597

/s/ Robert G. Avis                             /s/ Sam Freedman
Robert G. Avis                                 Sam Freedman
1706 Warson Estates Driv                       4975 Lake Shore Drive
St. Louis, MO 63124                            Littleton, CO  80123